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                                                                    Exhibit 10.6

                                    AGREEMENT
                                    ---------



         THIS AGREEMENT, entered into this 27th day of February, 1997, by and between Potters Financial Corporation, a savings and loan holding company incorporated under Ohio law (hereinafter referred to as "PFC"); The Potters Savings and Loan Company, a savings and loan association incorporated under Ohio law and a wholly-owned subsidiary of PFC (hereinafter referred to as "PSL"); and Albert E. Sampson, an individual (hereinafter referred to as the "AES");


                                   WITNESSETH:


         WHEREAS, AES is an officer of PFC and PSL (hereinafter collectively referred to as "POTTERS");

         WHEREAS, the Boards of Directors of POTTERS desire to retain the services of AES as an officer of POTTERS;

         WHEREAS, AES desires to continue to serve as an officer of POTTERS; and

         WHEREAS, AES and POTTERS desire to enter into this Agreement to set forth the rights and obligations of AES and POTTERS in the event of the termination of AES's employment under the circumstances set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, POTTERS and AES hereby agree as follows:

         Section l.        TERMINATION OF EMPLOYMENT.

         (a) In the event of the termination of the employment of AES (i) without AES's prior written consent, (ii) for any reason other than JUST CAUSE (hereafter defined) and (iii) in connection with or within one year of a CHANGE OF CONTROL (hereinafter defined) of POTTERS, then the following shall occur:

                           (I) POTTERS shall pay to AES or, in the event of the
                  death of AES, to the estate of AES, an amount equal to the SEVERANCE PAYMENT, subject to standard withholding, within ten
                  (10) days after such termination;

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                           (II) To the extent permitted by the benefit plans of
                  POTTERS, AES and his dependents shall continue to be covered under all such plans at POTTERS' expense as if AES were still employed by POTTERS until the earliest of the expiration of the TERM (hereinafter defined) or the date on which AES is included in another employer's benefit plans as a full-time employee; and

                           (III) AES shall not be required to mitigate the
                  amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by AES offset in any manner the obligations of POTTERS hereunder, except as specifically stated in subparagraph (II).

In the event that payments pursuant to this Section 1(a) would result in the imposition of a penalty tax pursuant to Section 280G(b) (3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, such payments shall be reduced to the maximum amount which may be paid under
Section 280G without exceeding such limits.

         (b) In the event of the occurrence of any of the following events (i) without the prior written consent of AES and (ii) within one year following a CHANGE OF CONTROL of POTTERS, AES may voluntarily terminate his employment with
POTTERS:

                           (i) The requirement that AES move his personal
                  residence or perform his principal executive functions more than thirty-five (35) miles from his primary office as of the date of this Agreement;

                           (ii) A reduction in AES's base compensation as in
                  effect on the date of this Agreement or as the same may have been increased from time to time;

                           (iii) The failure by POTTERS to continue to provide
                  AES with compensation and benefits substantially similar to those provided to him under any of the employee benefit plans in which AES becomes a participant or the taking of any action by POTTERS which would directly or indirectly reduce any of such benefits or deprive AES of any material fringe benefit potentially enjoyed by him at the time of the CHANGE OF CONTROL;

                           (iv) The assignment to AES of material duties and
                  responsibilities other than those normally associated with his position as referenced in the recitals above; or

                           (v) A material diminution or reduction in AES's
                  responsibilities or authority (including reporting responsibilities) in connection with his employment with POTTERS.

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Within ten (10) days after the voluntary termination of AES's employment in accordance with this Section 1(b), POTTERS shall pay to AES or, in the event of the death of AES, to the estate of AES, an amount equal to the SEVERANCE PAYMENT, subject to standard withholding.

         (c) In the event the employment of AES is terminated under circumstances other than as set forth in paragraphs (a) and (b) of this Section 1, AES shall not be entitled to any severance pay or benefits. Without limiting the generality of the foregoing sentence, AES acknowledges that this Agreement is not a contract of employment; that AES has no guaranteed term of employment; and that AES is an employee at will, subject to termination at any time, with or without notice or cause.

         Section 2. DEFINITIONS. (a) A "CHANGE OF CONTROL" shall be deemed to have occurred in the event that, at any time during the TERM, either any person or entity obtains "conclusive control" of POTTERS within the meaning of 12 C.F.R. ss.574.4(a), or any person or entity obtains "rebuttable control" of POTTERS within the meaning of 12 C.F.R. ss.574.4(b) and has not rebutted control in accordance with 12 C.F.R. ss.574.4(e).

         (b) "JUST CAUSE" shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure or refusal to perform the duties and responsibilities assigned by the Boards of Directors of POTTERS, violation of any law, rule, regulation or final cease-and-desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of this Agreement.

         (c) "SEVERANCE PAYMENT" shall mean the TOTAL REMUNERATION paid by POTTERS to AES for the calendar year preceding termination of employment.

         (d) "TOTAL REMUNERATION" shall mean the sum of (i) base salary, (ii) bonuses, (iii) incentives, (iv) commissions and (v) other benefits, including, but not limited to, health and life insurance, club dues, contributions made by POTTERS to the 401-K plan and the Employee Stock Ownership Plan and the taxable value of an employer-provided automobile, if any.

         Section 3. TERM. The term of this Agreement shall commence on the date first above written and shall continue for a period of three (3) years thereafter (herein referred to as the "TERM"); provided, however, that in the event of a CHANGE OF CONTROL during the third year of the TERM, the TERM shall, automatically and without further act, be extended for a period of fifteen (15) months following such CHANGE OF CONTROL.

         Section 4. SPECIAL REGULATORY EVENTS. Notwithstanding Section 1 of this Agreement, the obligations of POTTERS to AES shall be as follows in the event of the following circumstances:

         (a) If AES is suspended and/or temporarily prohibited from participating in the conduct of the POTTERS' affairs by a notice served under section 8(e) (3) or (g) (1) of the


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Federal Deposit Insurance Act (hereinafter referred to as the "FDIA"), POTTERS'
obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings.

         (b) If AES is removed and/or permanently prohibited from participating in the conduct of POTTERS' affairs by an order issued under Section 8(e) (4) or
(g) (l) of the FDIA, all obligations of POTTERS under this Agreement shall terminate as of the effective date of such order; provided, however, that vested rights of AES shall not be affected by such termination.

         (c) If POTTERS is in default, as defined in section 3(x) (1) of the FDIA, all obligations under this Agreement shall terminate as of the date of default; provided, however, that vested rights of AES shall not be affected.

         (d) All obligations under this Agreement shall be terminated, except to the extent of a determination that the continuation of this Agreement is necessary for the continued operation of POTTERS, (i) by the Director of the Office of Thrift Supervision (hereinafter referred to as the "OTS"), or his or her designee at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of POTTERS under the authority contained in Section 13(c) of the FDIA or (ii) by the Director of the OTS, or his or her designee, at any time the Director of the OTS, or his or her designee, approves a supervisory merger to resolve problems related to the operation of POTTERS or when POTTERS is determined by the Director of the OTS to be in an unsafe or unsound condition. No vested rights of AES shall be affected by any such action.

         Section 5. NONASSIGNABILITY. Neither this Agreement nor any right or interest hereunder shall be assignable by AES without POTTERS' prior written consent; provided, however, that nothing in this Section 5 shall preclude AES from designating a beneficiary to receive any benefits payable hereunder upon his death.

         Section 6. NO ATTACHMENT. Except as required by law, no right to receive payment under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         Section 7. BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, AES and POTTERS.

         Section 8. WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

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         Section 9. SEVERABILITY. If, for any reason, any provision of this
Agreement is held invalid, such invalidity shall not affect the other provisions of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this Agreement is held invalid or cannot be enforced, then any prior Agreement between POTTERS (or any predecessor thereof) and AES shall be deemed reinstated to the full extent permitted by law, as if this Agreement had not been executed.

         Section 10. HEADINGS. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         Section 11. GOVERNING LAW. This Agreement has been executed and delivered in the State of Ohio and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Ohio, except to the extent that federal law is governing.

         Section 12. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between POTTERS and AES, each of which is hereby terminated and is of no further force or effect.

         Section 13. NOTICES. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

         If to Potters Financial Corporation and/or The Potters Savings and Loan
Company:

                           Potters Financial Corporation

                           -----------------------------

                           -----------------------------

         With copies to:

                           John C. Vorys, Esq.
                           Vorys, Sater, Seymour and Pease
                           Atrium Two, Suite 2100
                           221 East Fourth Street
                           Cincinnati, Ohio 45201-0236

         If to AES to:

                           Albert E. Sampson

                           -----------------------------

                           -----------------------------

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         IN WITNESS WHEREOF, Potters Financial Corporation and The Potters
Savings and Loan Company have caused this Agreement to be executed by their duly authorized officers, and AES has signed this Agreement, each as of the day and year first above written.


Attest:                            POTTERS FINANCIAL CORPORATION


Beverly J. Neer                    By William L. Miller
----------------                      ---------------------------

                                      ---------------------------
                                   its  Chairman
                                      ---------------------------


Attest:                            THE POTTERS SAVINGS AND LOAN
                                   COMPANY

Beverly J. Neer                    By William L. Miller
-----------------                     ----------------------------

                                      ----------------------------
                                   its  Chairman
                                      ----------------------------

Attest:


Beverly J. Neer                    Albert E. Sampson
-----------------                  -------------------------------
                                   Albert E. Sampson


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